                EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                    WHIRLPOOL CORPORATION AND SUBSIDIARIES
                (millions of dollars except earnings per share)

                                         Three Months Ended
                                              March 31
                                         ------------------
                                          1995        1994
                                         ------      ------

Primary
Average Shares Outstanding                 73.7        73.6
Treasury Method (Average Market Price)
   Stock Options                            0.7         1.3
   Restricted Stock (RSVP)                  0.3           -
                                          -----       -----
Primary Average Shares Outstanding         74.7        74.9
                                          =====       =====
Primary Net Earnings                      $74.7       $67.3
                                          =====       =====
Earnings Per Share                        $1.00       $0.90
                                          =====       =====


Fully Diluted
 Average Shares Outstanding                73.7        73.6
 Treasury Method (Average Market Price
 or End of Period, whichever is greater):
   Stock Options                            0.9         1.4
   Restricted Stock (RSVP)                  0.3           -
Assumed Conversion of Debt                  2.2         2.4
                                          -----       -----
Fully Diluted Average Shares Outstanding   77.1        77.4
                                          =====       =====

Net Earnings                              $74.7       $67.3
Interest Expense, net of tax                1.0         1.2
                                          -----       -----
Fully Diluted Net Earnings                $75.7       $68.5
                                          =====       =====
Earnings Per Share                        $0.98       $0.88
                                          =====       =====

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